INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 333-33139 of National Mercantile Bancorp on Form S-8 of our report, dated January 23, 1998, appearing in this Annual Report on Form 10-K of National Mercantile Bancorp for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP


Los Angeles, California
March 23, 1999